Exhibit 23.1

Onestop Assurance PAC 10 Anson Road #06-15 International Plaza Singapore 079903 Tel: 9644 9531 Email: audit@onestop-ca.com Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form F-3 of our report dated May 15, 2024, relating to the consolidated financial statements of U Power Limited and Subsidiaries, appearing in its Annual Report on Form 20-F for the year ended December 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in this registration statement.

/s/ OneStop Assurance PAC

Singapore

October 8, 2024